Exhibit 99.2

LETTER OF TRANSMITTAL

To Accompany Certificates Previously Representing Common Shares of

Second Bancorp Incorporated

BOX A: DESCRIPTION OF SECOND BANCORP INCORPORATED CERTIFICATE(S) SURRENDERED

Name and Address of Registered Holder(s) (Please fill in if blank)	Second Bancorp Incorporated Certificate Number(s)	Number of Second Bancorp Incorporated Common Shares

Total Number of Second Bancorp Incorporated Common Shares

NOTE: If the name and address as indicated above are not correct, please indicate any changes necessary, directly on the affixed address label. If additional space is required, attach a continuation sheet in substantially the above form.

IF ANY OF YOUR SECOND BANCORP INCORPORATED CERTIFICATES HAVE BEEN LOST, STOLEN OR DESTROYED PLEASE COMPLETE BOX G ON PAGE 3.

By Mail:	The Exchange Agent is:	By Hand or Overnight Courier:
The Bank of New York Reorganization Services P.O. Box 11248 Church Street Station New York, NY 10286-1248	The Bank of New York For Information Telephone: 1-800-507-9357	The Bank of New York Reorganization Services 101 Barclay Street Receive and Deliver Window New York, NY 10286

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE EXCHANGE AGENT.

NOTE: SIGNATURES MUST BE PROVIDED IN THIS BOOKLET. PLEASE READ

CAREFULLY THE ACCOMPANYING INSTRUCTIONS.

The Bank of New York:

In connection with the merger of Second Bancorp Incorporated with and into Sky Financial Group, Inc., the undersigned registered holder of Second Bancorp common shares hereby submits the stock certificates representing the undersigned’s Second Bancorp common shares to The Bank of New York (the “Exchange Agent”), the exchange agent designated by Sky Financial pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) between Sky Financial and Second Bancorp dated January 8, 2004, or its replacement or successor, and instructs the Exchange Agent to deliver, or cause to be delivered, to the undersigned, in exchange for the undersigned’s Second Bancorp common shares (a) a number of Sky Financial common shares, determined by multiplying 1.26 times the number of Second Bancorp common shares delivered herewith (rounded down to the nearest whole share) and (b) cash in lieu of any fractional shares as determined in accordance with the Merger Agreement.

The undersigned represents and warrants that the undersigned has full power and authority to surrender the stock certificate(s) surrendered herewith free and clear of all liens, claims and encumbrances. The undersigned will, upon request, execute and deliver any additional documents reasonably deemed by the Exchange Agent or Sky Financial to be appropriate or necessary to complete the sale, assignment or transfer of the Second Bancorp common shares. All authority conferred or agreed to be conferred in this Letter of Transmittal shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the undersigned and shall not be affected by, and shall survive, the death and/or incapacity of the undersigned.

The undersigned understands that surrender is not made in acceptable form until receipt by the Exchange Agent of this Letter of Transmittal, or a facsimile hereof, duly completed and manually signed, together with such Second Bancorp certificates and all accompanying evidences of authority. The undersigned agrees that all questions as to validity, form and eligibility of any surrender of the Second Bancorp certificates hereunder will be determined by the Exchange Agent or Sky Financial and that such determination will be final and binding.

The undersigned acknowledges that until the undersigned surrenders the Second Bancorp certificate(s) representing the undersigned’s Second Bancorp common shares the undersigned will not receive any Sky Financial common shares, cash issuable or payable as a result of the merger or any dividends or other distributions payable on any Sky Financial common shares into which such Second Bancorp common shares are to be converted. The undersigned further understands that no interest will be payable with respect to any cash to be paid pursuant to the merger or with respect to dividends or distributions payable on surrender of any certificates representing Second Bancorp common shares. Delivery of certificates representing Second Bancorp common shares will be effective and risk of loss and title to the Second Bancorp certificate(s) will pass, only upon proper delivery thereof (or affidavits of loss and indemnity bonds in lieu thereof) to the Exchange Agent in the appropriate manner to one of the addresses shown above, together with this Letter of Transmittal and all required documentation, in form satisfactory to the Exchange Agent.

The label affixed above indicates the number of certificated Second Bancorp common shares registered in the undersigned’s name on the records of Second Bancorp. The undersigned acknowledges that any shares represented by the Second Bancorp certificates transmitted with this Letter of Transmittal will be processed only when Second Bancorp certificates or affidavits of loss/indemnity bonds representing all of the undersigned’s Second Bancorp common shares have been submitted. If you are a participant in Second Bancorp’s dividend reinvestment plan, the Second Bancorp common shares credited to your dividend reinvestment plan account will be converted automatically into that number of whole Sky Financial common shares that you have the right to receive under the merger agreement. Second Bancorp common shares held in the dividend reinvestment plan are treated separate and apart from shares that you hold directly or through a broker. Therefore, depending upon the total number of Second Bancorp common shares that you own, whether you hold them directly, through a broker, or through your participation in the Second Bancorp dividend reinvestment plan, it is possible that you will receive cash in lieu of Sky Financial common shares that represents one or more than one whole Sky Financial common share. For example, if as a result of the merger, you have the right to receive 100.75 Sky Financial common shares through your broker and you have the right to receive 100.75 Sky Financial common shares through your participation in the dividend reinvestment plan, you will receive a total of 200 Sky Financial common shares, and you will receive cash in lieu of fractional shares that represents 1.50 Sky Financial common shares. The Second Bancorp dividend reinvestment plan will be terminated at the effective time of the merger.

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BOX B: SPECIAL ISSUANCE INSTRUCTIONS

(Signature Guarantee Required. See Instruction 4)

TO BE COMPLETED ONLY if the certificate(s) representing Sky Financial common shares and a check for any cash in lieu of fractional shares are to be issued in a name other than the name(s) appearing in Box A above.

Name

(Please print or type)

Address

(Please print or type)

(city, state and zip code)

Tax Identification No.

(Also complete Substitute Form W-9)

BOX C: SPECIAL MAILING INSTRUCTIONS

(See Instruction 6)

TO BE COMPLETED ONLY if the certificate(s) representing Sky Financial common shares and a check for any cash in lieu of fractional shares are to be delivered to an address other than that appearing in Box A above or, if Box B is filled in, to an address other than that appearing therein.

Name

(Please print or type)

Address

(Please print or type)

(city, state and zip code)

BOX D SIGN HERE

Signature:

Dated:

Signature:

Dated:

Name(s):

(Please Print)

Capacity:

(Please Print Full Title)

Daytime Telephone: (Including Area Codes:)

Must be signed by registered holder(s) exactly as name(s) appear(s) on surrendered Second Bancorp certificate(s), or the authorized representative of such registered holder(s) or by person(s) authorized to become registered holder(s) by documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or in any other fiduciary or representative capacity, please provide the information below.

MEDALLION GUARANTEE OF SIGNATURE(S)

(if required)

Name of Firm:

(Please Print)

Daytime Telephone:

(Including Area Codes:)

Title:

(Please Print)

IMPORTANT TAX INFORMATION

BOX E	Part 1—Please provide your name and correct TIN in the spaces at the right and certify by signing and dating below.	Social Security Number or Employer Identification Number

SUBSTITUTE FORM W-9

Department of the Treasury Internal Revenue Service Payer’s Request for Taxpayer Identification Number (“TIN”)

Part 2—Check this box if you are awaiting your TIN  ☐

CERTIFICATION—Under the penalties of perjury, I certify that:

(1) The number shown on this form is my correct TIN (or I am waiting for a number to be issued to me);

(2) I am not subject to backup withholding under the provisions of the Internal Revenue Code because (a) I am exempt from backup withholdings, (b) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3) I am a U.S. person (including a U.S. resident alien).

Certification Instructions—You must cross out Item (2) above is you have been notified by the IRS that you are currently subject to backup withholding because of under-reporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out such Item (2).

Signature		Date

If you checked the box in part 2 of Box E above, you must complete Box F.

BOX F	CERTIFICATE OF PERSON AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either
(a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate
Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number within sixty
(60) days, 28% of all reportable payments made to me after will be withheld until I provide a number.

	SIGNATURE	DATE

BOX G	AFFIDAVIT OF LOST, STOLEN OR DESTROYED CERTIFICATES

                        This affidavit is valid only if signed and notarized (if applicable) below.

This section is to be completed only if you cannot locate your Second Bancorp stock certificates

State of                                                                                  Name of Shareholder

County of                                                                                             Address

City/ State / Zip

List certificate number(s) and number of Second Bancorp common shares

Certificate Number(s):                                                                Total Number of Shares:

The undersigned person(s) says that:

I am the lawful owner of the above described certificate(s). The certificate(s) has not been endorsed, transferred, assigned or otherwise disposed of. I have made a diligent search for the certificate(s) and have been unable to find it, and make this affidavit for the purpose of exchanging the certificate(s) without surrendering the certificate(s). I acknowledge that the certificate(s) will be replaced under an insurance bond underwritten by Seaboard Surety Company. I agree to indemnify Seaboard Surety Company from all liabilities, losses, damages and expenses (including attorneys’ fees) that it may sustain or incur by reason or on account of assuming liability under its Indemnity Bond No.             . I hereby agree to surrender the certificate(s) for cancellation should I, at any time, find the certificate(s).

Dated by Affiant (shareholder) this                                                                                            day of                         , 20

Signature of Affiant (shareholder)

Signature of Co-Affiant (co-shareholder)

Notary Public (Affix Notarial Seal)

Note: Notary required for losses in excess of 200 shares.

There will be no service fee or premium for lost, stolen or destroyed certificates. See Instruction 10 for further information.

GENERAL INSTRUCTIONS

1.	Execution and Delivery of Letter of Transmittal

This Letter of Transmittal must be completed, dated, signed and mailed, or hand delivered, to the Exchange Agent, The Bank of New York, at one of the addresses listed on the front page hereof, accompanied by the Second Bancorp certificate(s). DO NOT SEND SECOND BANCORP CERTIFICATES TO EITHER SECOND BANCORP OR SKY FINANCIAL. The method of delivering the Second Bancorp Incorporated certificate(s), together with this Letter of Transmittal and the other documentation required hereby, is at your option and risk. If mail is chosen, registered mail with return receipt requested, properly insured, is recommended. A return envelope addressed to the Exchange Agent is enclosed for your convenience.

2.	Signatures

This Letter of Transmittal must be signed by or on behalf of the registered holder(s) of the Second Bancorp certificate(s) submitted herewith. If such Second Bancorp certificate(s) are registered in the names of two or more persons, all such persons must sign. The signatures on this Letter of Transmittal must correspond exactly with the name(s) as written on the face of the surrendered Second Bancorp certificate(s) unless the Second Bancorp shares represented hereby have been assigned or otherwise transferred by such registered holder(s), in which event this Letter of Transmittal must be signed in exactly the same form as the name of the last assignee or other transferee in accordance with Instruction 4. If the surrendered Second Bancorp certificate(s) are registered in different forms of the name of any person signing this Letter of Transmittal (e.g., “John Smith” on one Second Bancorp certificate and “J. Smith” on another), it will be necessary for such person either to sign this Letter of Transmittal in each way in which the Second Bancorp certificate(s) are registered or to sign as many Letters of Transmittal as there are different name registrations. When signing as agent, attorney, administrator, executor, guardian, trustee, or in any other fiduciary or representative capacity, or as an officer of a corporation on behalf of the corporation, please give full title as such.

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3.	Issuance of Sky Financial Common Shares in Same Name

If the certificate(s) representing Sky Financial common shares and the check for any cash in lieu of fractional shares are to be issued in the exact name(s) of the registered holder(s) of the surrendered Second Bancorp certificate(s) and such certificate(s) and check are to be delivered to address(es) appearing in Box A above, then such Second Bancorp certificate(s) need not be endorsed and no guarantee of the signature(s) on this Letter of Transmittal is required. For a correction of name or for a change in name which does not involve a change in ownership, you must follow Instruction 7.

4.	Issuance of Sky Financial Common Shares in Different Names

If the certificate(s) representing Sky Financial common shares and a check for any cash in lieu of fractional shares are to be issued other than in the exact name(s) of the registered holder(s) of the surrendered Second Bancorp certificate(s) (for example, if the certificates have been transferred or assigned and the transfer has not been registered on the books of Second Bancorp), you must complete Box B above as follows:

(i) indicate the full name and address of the transferee, (ii) the transferee must complete and certify their taxpayer identification number (“TIN”) on the Substitute Form W-9, (iii) the current registered holder must sign Box D on the Letter of Transmittal, (iv) the current registered holder must have his or her signature guaranteed by a financial institution such as a bank or securities broker that is a member of the Securities Transfer Agent Medallion Program, The Stock Exchange Medallion Program or the New York Stock Exchange, Inc. Medallion Guaranteed Program (a notary is not acceptable), and (v) if signatures are executed in a fiduciary/representative capacity, appropriate certified evidence of signing authority must be submitted with the Letter of Transmittal.

You should consult your tax advisor as to possible tax consequences resulting from the issuance of the certificate(s) representing Sky Financial common shares and a check for any cash to be paid in a name other than that of the registered holder(s) of the surrendered Second Bancorp certificate(s).

5.	Supporting Evidence of Authority

In case this Letter of Transmittal or any Second Bancorp certificate endorsement or stock power is executed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or in any other fiduciary or representative capacity, there must be submitted with this Letter of Transmittal documentary evidence of appointment and authority to act in such capacity (including court orders and corporate resolutions where necessary). Such documentary evidence of authority must be in a form satisfactory to the Exchange Agent.

6.	Special Instructions for Delivery by the Exchange Agent

The certificate(s) representing Sky Financial common shares and a check for any cash in lieu of fractional shares will be mailed to the address(es) of the registered holder(s) of the surrendered Second Bancorp certificate(s), as indicated in Box A, unless instructions to the contrary are given in Box C. If the certificate(s) representing Sky Financial common shares and a check for any cash in lieu of fractional shares are to be delivered to the registered holder(s) of the Second Bancorp certificate(s) at an address other than as indicated in Box A, Box C must be completed.

7.	Correction of or Change in Name

For a correction of name or for a change in name which does not involve a change in ownership, you may proceed as follows: (i) for a change in name by marriage, etc., this Letter of Transmittal should be signed, e.g., “Mary Doe, now by marriage Mary Jones” and (ii) for a correction in name, this Letter of Transmittal should be signed, e.g., “James E. Brown, incorrectly inscribed as J.E. Brown”. In each such case, the signature on this Letter of Transmittal must be guaranteed as provided in Instruction 4.

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8.	Substitute Form W-9

Under Federal income tax law, any person submitting this Letter of Transmittal must provide to the Exchange Agent and Sky Financial his, her or its correct taxpayer identification number (“TIN”), and certify that such TIN is true, correct and complete, on Substitute Form W-9 in Box E. If such TIN is not provided, a penalty of $50.00 may be imposed by the Internal Revenue Service (“IRS”) and payments made may be subject to 28% backup withholding. The TIN to be provided is that of the person submitting this Letter of Transmittal. The TIN for an individual is his or her social security number.

Exempt persons (including, among others, all corporations and certain foreign individuals) are not subject to backup withholding and reporting requirements. A foreign individual may qualify as an exempt person by submitting a Form W-8BEN, signed under penalties of perjury, certifying such individual’s foreign status. If applicable, you can obtain a form W-8BEN from the Exchange Agent.

Part 2 of Box E may be checked if the person has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If Part 2 of Box E is checked, such person must also complete Box F to avoid backup withholding. Notwithstanding that Part 2 of Box E is checked and Box F is completed, prior to the time a properly certified TIN is provided to the Exchange Agent, the Exchange Agent will withhold 28% of all payments made.

The signature and date endorsed on Substitute Form W-9 in Box E will serve to certify that the TIN and withholding information provided in this Letter of Transmittal are true, correct and complete. See Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional instructions included with this Letter of Transmittal.

9.	Improper Surrender

The Exchange Agent and Sky Financial reserve the right to reject any surrender of Second Bancorp certificate(s) that are defective or irregular in any respect and may request from persons making such surrenders such additional documents as the Exchange Agent or Sky Financial deems appropriate to cure any such defect or irregularity. However, the Exchange Agent and Sky Financial also reserve full discretion to waive any defect or irregularity in any such surrender. No surrender will be deemed to have been effected until all such defects or irregularities, which have not been waived, have been cured.

10.	Affidavit of lost, stolen or destroyed certificates

If you have lost your Second Bancorp stock certificate(s), or if your Second Bancorp stock certificate(s) has been stolen or destroyed, you (and if the shares are held in a joint account, the co-owner of the shares) must complete, sign and date the affidavit contained in Box G of the Letter of Transmittal. List the certificate number(s) and the total number of Second Bancorp common shares that you own. The affidavit must be signed and notarized by a Notary Public for losses in excess of 200 shares.

You will not be issued new Second Bancorp stock certificates. Rather, by making the affidavit in accordance with these instructions, you will be treated by the exchange agent as having exchanged your stock certificate(s) without surrendering the certificate(s). The affidavit is valid only if signed and notarized (if applicable) in accordance with these instructions. By signing the affidavit, you (i) acknowledge that the certificate(s) will be replaced under an insurance bond underwritten by Seaboard Surety Company; (ii) agree to indemnify Seaboard Surety Company from all liabilities, losses, damages and expenses (including attorneys’ fees) that it may sustain or incur by reason or on account of assuming liability under its Indemnity Bond No.             ; (iii) agree to surrender the certificate(s) to Sky Financial if, at any time, you find or otherwise recover the certificate(s).

11.	Miscellaneous

The terms and conditions of the Agreement and Plan of Merger dated January 8, 2004, between Second Bancorp and Sky Financial are incorporated herein by reference in their entirety and shall be deemed to form a part of the terms and conditions of this Letter of Transmittal.

12.	Inquiries

All inquiries with respect to the surrender of Second Bancorp certificate(s), as well as requests for additional copies of this Letter of Transmittal, should be made to The Bank of New York at 1-800-507-9357.

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